EXHIBIT 23.1
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                            INDEPENDENT AUDITORS' CONSENT
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          The Board of Directors
          Century Telephone Enterprises, Inc.:


          We  consent  to  incorporation  by  reference in the Registration
          Statement (No. 33-46562) on Form S-8 of Century Telephone Enterprises, Inc. of our report dated June 24, 1994, relating to the statements of net assets available for benefits of Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the period from April 1, 1992 (inception) to December 31, 1992, and year ended December 31, 1993, and related financial statement schedules as of and for the year ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 11-K of Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust.



          KPMG PEAT MARWICK

          /s/ KPMG PEAT MARWICK

          Shreveport, Louisiana
          June 24, 1994





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